Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-06378, No. 333-103888, No. 333-108149, No. 333-129640, No. 333-129733, No. 333-152662, No. 333-157729, No. 333-185886, No. 333-185887, No. 333-185889, No. 333-185890, No. 333-208658, No. 333-208660 and No. 333-208661 each on Form S-8, and Registration Statement No. 333-192115-03 on Form F-3 of our reports dated 30 April 2018, relating to the consolidated financial statements of WPP plc and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in accounting policy of the presentation of the consolidated income statement for the year ended 31 December 2017 to a “function of expense” method of presentation as outlined in International Accounting Standards 1, Presentation of Financial Statements), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of WPP plc for the year ended 31 December 2017, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte LLP
Deloitte LLP
London, United Kingdom
30 April 2018